                                                                   Exhibit 99.1


Contact: John P. Saldarelli
         Secretary and Treasurer
         (914) 242-7700

                              FOR IMMEDIATE RELEASE

                       AMERICAN REAL ESTATE PARTNERS, L.P.
            REPORTS FULL YEAR AND FOURTH QUARTER RESULTS AND THAT NO
                  DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 2004


Mount Kisco, New York, March 15, 2004 - American Real Estate Partners, L.P. (NYSE:ACP) today reported the following full year and fourth quarter financial results:

For the year ended December 31, 2003, revenues decreased to $283,773,000 from $353,502,000 in 2002. Operating income decreased to $65,615,000 from $84,262,000 in 2002 and diluted earnings from continuing operations per weighted average limited partnership unit outstanding decreased to $1.01 from $1.06 in 2002.

Earnings decreased to $68,097,000 for the year ended December 31, 2003 from $73,866,000 in the year ended December 31, 2002 primarily due to a write-down of mortgages and notes receivable, decreased earnings from land, house and condominium operations and decreased interest income. This was partially offset by increased income tax benefit, a decrease in write-down of equity securities and limited partnership interests, an increase in income from discontinued operations, an increase in gain on sale of marketable equity securities and a decreased provision for loss on real estate.

For the fourth quarter ended December 31, 2003, revenues decreased to $70,741,000 from $95,250,000 in 2002. Operating income decreased to $17,464,000 from $20,295,000 in 2002. Diluted earnings from continuing operations per weighted average limited partnership unit outstanding increased from $.23 in 2002 to $.71 in 2003, and earnings for the fourth quarter ended December 31, 2003 increased to $38,160,000 from $17,602,000 in the fourth quarter ended December 31, 2002. These increases were primarily due to increased income tax benefits derived from its subsidiaries Stratosphere Corporation and National Energy Group, Inc.

In accordance with newly adopted accounting standards, effective July 1, 2003, Limited Partnership Preferred Units are treated as a liability rather than as equity and therefore the preferred pay-in-kind distribution for the year ended December 31, 2003 ($2.4 million), has been recorded as interest expense for the year ended December 31, 2003. However, because these units are considered to be equivalent units for the computation of diluted earnings per weighted average limited partnership unit, this interest expense is added back to earnings for the year ended December 31, 2003.

The Company's consolidated financial statements for 2002 and 2001 have been restated to reflect the acquisition of 50.1% of the outstanding stock of National Energy Group, Inc.






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On March 15, 2004, AREP announced that no distributions on its Depositary Units are expected to be made in 2004. AREP continues to believe that it should hold and utilize in its business, rather than distribute, cash. No distributions were made in 2003, 2002 or 2001. AREP intends to continue to apply available cash flow toward its operations, repayment of maturing indebtedness, tenant requirements, investments, acquisitions and other capital expenditures. Proceeds from the Company's marketing of its rental real estate assets will be utilized to attempt to further diversify its business operations outside of real estate, including but not limited to sectors such as insurance and oil and gas and gaming, as well as in real estate if opportunities to do so at favorable prices are found. AREP will seek investments that provide rates of return in excess of AREP's cost of capital. There can be no assurance that AREP will successfully market its rental real estate assets, successfully make acquisitions from any proceeds it obtains from the sale of such assets or achieve the returns it would seek in making such acquisitions.

American Real Estate Partners, L.P. is a master limited partnership.








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                       AMERICAN REAL ESTATE PARTNERS, L.P.
            REPORTS FULL YEAR AND FOURTH QUARTER RESULTS AND THAT NO
                  DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 2004

                        CONSOLIDATED RESULTS OF EARNINGS
                  In thousands of dollars except per unit data


Year Ended December 31,                                            2003                         2002
-----------------------                                            ----                         ----
      (unaudited)                                                                            (Restated)

Revenues                                                        $   283,773                 $   353,502
                                                                ===========                 ===========
Operating income                                                $    65,615                 $    84,262
Provision for loss on real estate                                      (750)                     (3,212)
Write-down of equity securities
   available for sale                                                  (961)                     (8,476)
Write-down of mortgages
   and notes receivable                                             (18,798)                     --
Gain on sales and disposition
   of real estate                                                     7,121                       8,990
Loss on limited partnership interests                               --                           (3,750)
Gain on sale of marketable equity securities                          2,607                     --
Income tax benefit (expense)                                          6,495                      (7,480)
                                                                -----------                 ------------
Income from continuing operations                                    61,329                      70,334
Income from discontinued operations                                   6,768                       3,532
                                                                -----------                 -----------
Net earnings                                                    $    68,097                 $    73,866
                                                                ===========                 ===========

Net earnings per L.P. unit:

   Basic:
     Income from continuing operations                          $      1.09                 $      1.20
     Income from discontinued operations                                .14                         .07
                                                                -----------                 -----------
     Basic earnings per L.P. unit                               $      1.23                 $      1.27
                                                                ===========                 ===========
Weighted average units
    outstanding                                                  46,098,284                  46,098,284
                                                                ===========                 ===========
   Diluted:
     Income from continuing operations                          $      1.01                  $     1.06
                                                                                                      -
     Income from discontinued operations                                .12                         .06
                                                                -----------                 -----------
     Diluted earnings per L.P. unit                             $      1.13                 $      1.12
                                                                ===========                 ===========
Weighted average units and
    equivalent units outstanding                                 54,489,943                  56,466,698
                                                                ===========                 ===========


                       AMERICAN REAL ESTATE PARTNERS, L.P.
            REPORTS FULL YEAR AND FOURTH QUARTER RESULTS AND THAT NO
                  DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 2004

                        CONSOLIDATED RESULTS OF EARNINGS
                  In thousands of dollars except per unit data


Fourth Quarter Ended December 31,                                  2003                        2002
---------------------------------                                  ----                        ----
      (unaudited)                                                                           (Restated)

Revenues                                                        $    70,741                 $    95,250
                                                                 ==========                  ==========
Operating income                                                $    17,464                 $    20,295
Provision for loss on real estate                                      (450)                     (2,286)
Gain on sales and disposition
   of real estate                                                     5,754                       4,460
Loss on limited partnership interests                                 --                         (3,750)
Gain on sales of marketable equity securities                           439                        --
Income tax benefit (expense)                                         14,099                      (2,000)
                                                                -----------                 -----------
Income from continuing operations                                    37,306                      16,719
Income from discontinued operations                                     854                         883
                                                                -----------                 -----------
Net earnings                                                    $    38,160                 $    17,602
                                                                ===========                 ===========
Net earnings per L.P. unit:

   Basic:
     Income from continuing operations                          $       .79                 $       .27
     Income from discontinued operations                                .02                         .02
                                                                -----------                 -----------
     Basic earnings per L.P. unit                               $       .81                 $       .29
                                                                ===========                 ===========
Weighted average units
    outstanding                                                  46,098,284                  46,098,284
                                                                ===========                 ===========
   Diluted:
     Income from continuing operations                          $       .71                 $       .23
     Income from discontinued operations                                .02                         .02
                                                                -----------                 -----------
     Diluted earnings per L.P. unit                             $       .73                 $       .25
                                                                ===========                 ===========
Weighted average units and
   equivalent units outstanding                                  53,420,895                  57,087,165
                                                                ===========                 ===========



(p: 8K-3-16-04-Full Year and Fourth Quarter)